                                                                  EXHIBIT 21.1


                       Subsidiaries of Triumph Group, Inc.


Triumph Brands, Inc.

Triumph Group Acquisition Corp.

Triumph Group Acquisition Holdings, Inc.

The Triumph Group Operations, Inc.

The Triumph Group Operations Holdings, Inc.

ACR Industries, Inc.

Aerospace Technologies, Inc.

Advanced Materials Technologies, Inc.

Airborne Nacelle Services, Inc.

Chem-Fab Corporation

CBA Acquisition LLC

Triumph Controls (Europe) SAS

MGP Holding SAS

CBA Marine SAS

Constructions Brevetees d'Alfortville SAS

CBA Applicaciones SA

DG Industries, Inc.

DV Industries, Inc.

EFS Aerospace, Inc.

Frisby Aerospace, Inc.

HTD Aerospace, Inc.

Hydro-Mill Co.

Kilroy Steel, Inc.

Kilroy Structural Steel Co.

Lee Aerospace, Inc.

Nu-Tech Industries, Inc.

Nu-Tech Brands, Inc.

Ralee Engineering Co.

Special Processes of Arizona, Inc.

Stolper-Fabralloy Company

Triumph Components - San Diego, Inc.

Triumph Controls, Inc.

Triumph Air Repair (Europe) Limited

Triumph Aviations Inc.

Triumph Engineering Services, Inc.

Triumph Industrial Gas Turbine Services, Inc.

Triumph Metals Group Sales Co.

Triumph Precision, Inc.

Triumph Precision Castings Co.

Triumph/JDC Company

Triumph Thermal Processing Company

TriWestern Metals Co.